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               Consent of Independent Certified Public Accountants
               ---------------------------------------------------


         We have issued our report dated April 18, 2001, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Environmental Tectonics Corporation and Subsidiaries on Form 10-K for the year ended February 23, 2001 and Part II of this form. We have also audited
Schedule II for each of the three years in the period ended February 23, 2001. In our opinion, this schedule represents fairly, in all material respects, the information required to be set forth therein. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Environmental Tectonics Corporation and Subsidiaries of Form S-8 (File No. 333-65469, effective October 8, 1998), Form S-8 (File No 2-92407, effective August 14, 1984) and on Form S-3 (File No. 33-42219, effective September 4,
1991).





Philadelphia, Pennsylvania
May 23, 2001